                                                                   Exhibit 10.97


                          BIOSHIELD TECHNOLOGIES, INC.
                            4405 INTERNATIONAL BLVD.
                             NORCROSS, GEORGIA 30093


                                  June 14, 2000



American Stock Transfer & Trust Co.
40 Wall Street
New York, New York  10005

ATTENTION:  COMPLIANCE DEPARTMENT

Dear Sir or Madam:

         Reference is made to the Private Equity Credit Agreement (the "Agreement"), dated as of June 14, 2000, between Jackson LLC (the "Investor") and BioShield Technologies, Inc. (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of common stock of the Company, no par value per share (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         1.       ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND.

         Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following paragraph, the Transfer Agent shall deliver to the delivering broker certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraph).

         At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not then effective), upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the delivering broker the certificates representing the Common Stock not bearing the Legend, in

American Stock Transfer & Trust Co.
June 14, 2000
Page 2

such names and denominations as such broker shall request, provided that, in connection with such event, the delivering broker (or its permitted assignee) shall confirm in writing to the Transfer Agent and the Company that (i) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a designated transferee that is not an affiliate of the Company; and (ii) the delivering broker has complied with the prospectus delivery requirements under the Securities Act of 1933, as amended.

         Any advice, notice or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (718) 921-8248.

         2.       MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON
                  STOCK.

         In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) as promptly as practicable, but in no event later than three business days, after such Closing.

         3.       FEES OF TRANSFER AGENT; INDEMNIFICATION.

         The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

         4.       THIRD PARTY BENEFICIARY.

         The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.

American Stock Transfer & Trust Co.
June 14, 2000
Page 3

                                    BIOSHIELD TECHNOLOGIES, INC.


                                    By:_________________________________________
                                    Name:  Timothy C. Moses
                                    Title: President and Chief Executive Officer



AGREED AND ACCEPTED:

AMERICAN STOCK TRANSFER & TRUST CO.

By:_____________________________
Name:___________________________
Title:__________________________


                                       3